Exhibit 10.5

Execution Version

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT (this “First Amendment”) dated as of April 30, 2020, is among DORY INTERMEDIATE LLC, a Delaware limited liability company (the “Borrower”), ONESPAWORLD HOLDINGS LIMITED, a company organized under the laws of the Commonwealth of The Bahamas (“Initial Holdings”), each of the Lenders party hereto and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent.

Recitals

A. WHEREAS, the Borrower, Initial Holdings, each of the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and Cortland Capital Market Services LLC, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent, are parties to that certain Second Lien Credit Agreement dated as of March 19, 2019 (as in effect immediately prior to the execution hereof, the “Existing Credit Agreement; and the Existing Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this First Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. WHEREAS, the Borrower and Initial Holdings have requested that certain amendments and modifications be made to the Credit Agreement.

C. WHEREAS, subject to the terms and conditions of this First Amendment, the Lenders party hereto constituting Required Lenders, and the Administrative Agent have agreed to enter into this First Amendment with the Borrower and Initial Holdings in order to effectuate such amendments and modifications to the Credit Agreement, in each case as set forth herein.

D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, which include the Required Lenders, agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement.

Section 2. Amendment. On the First Amendment Effective Date, the following amendments shall become effective.

2.1 Amendments to Section 1.01.

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“First Amendment” means the Amendment No. 1 to Second Lien Credit Agreement dated as of April 30, 2020 among the Borrower, Initial Holdings, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in Section 3 of the First Amendment.

(b) The following defined term in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries (taken as a whole), (b) the ability of the Borrower and the Guarantors (taken as a whole) to perform their material payment obligations under any Loan Document or (c) the material rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents; provided that for purposes of any determination of a “Material Adverse Effect” from and after the First Amendment Effective Date until and including December 31, 2020, no effect, change, event or development related to or arising from the Coronavirus Disease 2019 (COVID-19), as defined by the International Committee on Taxonomy of Viruses and the World Health Organization, that occurs prior to or on December 31, 2020 shall constitute a Material Adverse Effect.

2.2 Amendment to Section 5.23. Section 5.23 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.23 Material Contracts. Schedule 1.01D contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder, in each case, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect.

2.3 Amendment to Section 6.18. Section 6.18 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.18 Performance of Material Contracts. Perform and observe the terms and provisions of each Material Contract, maintain each Material Contract in full force and effect, and enforce the provisions of each Material Contract, in each case, except to the extent such failure would not reasonably be expected to have a Material Adverse Effect; provided that, any Material Contract may be amended, modified, supplemented or replaced so long as (i) any such amendment, modification, supplement or replacement could not reasonably be expected to have a Material Adverse Effect and (ii) the Borrower provides to the Administrative Agent an updated schedule of Material Contracts, if applicable, promptly following any such amendment, modification, supplement or replacement.

Section 3. Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 10.01 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Borrower, Initial Holdings and the Required Lenders counterparts of this First Amendment signed on behalf of such Persons, which in the case of the Borrower and Initial Holdings shall be executed by a Responsible Officer of such Loan Party.

3.2 Both before and immediately after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

3.3 Each of the representations and warranties made by any Loan Party contained in Article V of the Credit Agreement and in any other Loan Document, shall be true and correct in all material respects on and as of the First Amendment Effective Date; provided, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

3.4 The Administrative Agent shall have received a written certification by a Responsible Officer of Initial Holdings certifying that the conditions precedent specified in Section 3.2 and Section 3.3 have been satisfied.

3.5 The Borrower shall have paid, or caused to be paid, to the Administrative Agent all amounts outstanding with respect to reasonable and documented out-of-pocket expenses incurred in connection with the Existing Credit Agreement and/or the First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Each party hereto hereby authorizes and directs the Administrative Agent to declare this First Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Notwithstanding the foregoing, in the event (i) the Administrative Agent shall not have received reasonably satisfactory evidence that Initial Holdings has received cash proceeds, which such cash proceeds shall have been contributed to the Borrower, from an investment by Steiner Leisure Limited, an international business company organized under the laws of the Commonwealth of The Bahamas (“Steiner Leisure”), and certain other investors in an aggregate amount of not less than the Minimum Investment Amount on or prior to the Outside Date (as defined in the Equity Purchase Agreement as in effect on the First Amendment Effective Date) as may be extended pursuant to the terms of Section 7.01(b) of the Equity Purchase Agreement (as in effect on the First Amendment Effective Date), but no later than July 31, 2020, (ii) that certain Investment Agreement, dated as of April 30, 2020, by and among Initial Holdings, Steiner Leisure, and the other investors party thereto (the “Equity Purchase Agreement”) shall have been terminated by Initial Holdings or any other Person party thereto (other than with respect to provisions therein that expressly survive termination) or (iii) the Equity Purchase Agreement shall have been amended, amended and restated, supplemented or otherwise modified in a manner the effect of which shall be to reduce the Minimum Investment Amount to an amount less than $65,000,000, (x) this First Amendment shall be deemed to be ineffective, (y) the provisions of the Existing Credit Agreement shall remain in full force and effect and (z) if any event or condition occurring on or after the First Amendment Effective Date would have constituted a Default or Event of Default pursuant to the terms of the Existing Credit Agreement, a Default or Event of Default, as applicable, shall be deemed to have occurred as of the date the applicable event or condition occurred.

“Minimum Investment Amount” means an amount equal to (a) $75,000,000, less (b) the amount of the transaction fees, costs and expenses of Steiner Leisure and its Affiliates required to be paid or reimbursed by Initial Holdings pursuant to the Equity Purchase Agreement.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the First Amendment Effective Date.

4.2 Reference to and Effect on the Credit Agreement. On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

4.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this First Amendment; provided that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart (in such number as may be reasonably requested by the Administrative Agent).

4.4 No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

4.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.6 Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The express terms of Sections 10.14(b), (c) and (d) and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.7 Severability. Any provision of this First Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.8 Successors and Assigns. The provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

4.9 Loan Documents. This First Amendment is a Loan Document.

4.10 No Waiver. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the First Amendment Effective Date.

BORROWER:	DORY INTERMEDIATE LLC

By:	/s/ Stephen Lazarus
Name:	Stephen Lazarus
Title:	Chief Financial Officer

INITIAL HOLDINGS:	ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen Lazarus
Name:	Stephen Lazarus
Title:	Chief Financial Officer

Amendment No. 1

Signature Page

ADMINISTRATIVE AGENT:	CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

	By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Head of Legal

Amendment No. 1

Signature Page

LENDER:	NEUBERGER BERMAN ALTERNATIVE FUNDS, NEUMBER BERMAN LONG SHORT FUND,
as a Lender

	By:	/s/ Brian Kerrane
Name: Brian Kerrane
Title: Vice President and Chief Operating Officer

Amendment No. 1

Signature Page